RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Leon Kopyt
Pennsauken, NJ 08109	info@rcmt.com	Chairman, President & CEO
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

 P R E S S   R E L E A S E

RCM TECHNOLOGIES ADDS DIRECTOR TO BOARD

Pennsauken, NJ – September 7, 2012 – RCM Technologies, Inc. (NASDAQ: RCMT) today announced the election of Maier O. Fein to its Board of Directors to fill the vacancy created by Mr. Norman Berson’s retirement from the Board.

Mr. Fein is a distinguished professional with an extensive and diversified background in technology and science.  He began his career as a research physicist at the Naval Undersea Warfare Center (“NUWC”) in Newport, RI and advanced to the position of Engineering Manager responsible for major operations and organizational functions while maintaining liaison with the financial, facilities, security and human resource departments.  The NUWC is a shore command of the U.S. Navy within the Naval Sea Systems Command Warfare Center Enterprise, which engineers, builds and supports America’s Fleet of ships and combat systems.  NUWC is the Navy’s premier research, development, test and evaluation engineering, and Fleet support center for submarine warfare systems and other systems associated with the undersea battlespace.

Prior to his retirement from NUWC, Mr. Fein held a Department of Defense security clearance, was granted a U. S. patent and also authored several classified reports and papers.  Mr. Fein is a graduate of Temple University with a Master’s Degree in Physics.

Leon Kopyt, Chairman and CEO of RCM, commented:  “The RCM Board is pleased to have Mr. Fein join the Board and bring to the Company his strong science, engineering, management skills and extensive knowledge of Federal programs and procurements.  His contribution should be particularly valuable to the Company’s Aerospace and Defense Engineering Division.”

Mr. Fein is a member of Class A of the Board and his term is scheduled to expire at the Company’s annual meetings of stockholders to be held in 2015.  The addition of Mr. Fein increases the size of the Board to six members.

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the delivery of these solutions to commercial and government sectors.  RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM’s offices are located in major metropolitan centers throughout North America.  Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should” or similar expressions.  These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances.  Forward looking statements include, but are not limited to, those relating to demand for the Company’s services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, the ability of the Company to consummate acquisitions as to which it executes non-binding letters of intent, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors.  Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission.